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                                                                      EXHIBIT 21


                           NCI BUILDING SYSTEMS, INC.

                              List of Subsidiaries


         NCI Holding Corp.                               Delaware

         NCI Operating Corp.                             Nevada

         Metal Coaters of California, Inc.               Texas

         DOUBLECOTE, L.L.C.                              Delaware

         NCI Building Systems, L.P.                      Texas

         A&S Building Systems, L.P.                      Texas

         Metal Building Components, L.P.                 Texas

         Metal Coaters Operating, L.P.                   Texas

         Building Systems de Mexico, S.A. de C.V.        Mexico